SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      October 26, 2006 (October 25, 2006)
UnionBancorp, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-28846	36-3145350

(Commission File Number)	(IRS Employer Identification No.)

122 West Madison Street Ottawa, Illinois	61350

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code     (815) 431-2720
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     As a result of the recently announced resignation of Scott A. Yeoman, as President and Chief Executive Officer of UnionBancorp, Inc., on October 25, 2006, UnionBancorp amended its Agreement and Plan of Merger with Centrue Financial Corporation dated June 30, 2006 (the “Merger Agreement”) consistent with Mr. Yeoman’s resignation. The amendment eliminates certain references to Mr. Yeoman and eliminates Mr. Yeoman’s employment as a condition of the merger.
     The amendment also modifies the employment agreement (included as an exhibit to the Merger Agreement) of Kurt R. Stevenson, UnionBancorp’s Chief Financial Officer, consistent with UnionBancorp’s recent announcement, appointing Mr. Stevenson as interim Chief Operating Officer of the combined entity and interim President and Chief Operating Officer of the surviving bank following the merger.
     A copy of the First Amendment to Agreement and Plan of Merger between UnionBancorp, Inc. and Centrue Financial Corporation dated October 25, 2006 is filed herewith and is incorporated herein by reference.
Additional Information
     UnionBancorp, Inc. (NASDAQ: UBCD) and Centrue Financial Corporation (NASDAQ: TRUE) have entered into a definitive agreement to join forces in a merger of equals transaction. UnionBancorp has filed a registration statement, which includes a joint proxy statement/prospectus dated October 3, 2006, sent to each company’s stockholders on October 10, 2006, with the Securities and Exchange Commission (the “SEC”). Stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.
     You can obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about UnionBancorp and Centrue, at the SEC’s website (http://www.sec.gov). You can also obtain these documents, free of charge, by accessing UnionBancorp’s website (http://www.ubcd.com), or by accessing Centrue’s website (http://www.centrue.com).
     UnionBancorp and Centrue and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of UnionBancorp and/or Centrue in connection with the merger. Information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the merger, and any future amendments. You may obtain free copies of these documents as described above.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number
2.1	First Amendment to Agreement and Plan of Merger among UnionBancorp, Inc. and Centrue Financial Corporation dated October 25, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIONBANCORP, INC. (Registrant)
By:	/s/ Kurt R. Stevenson
Kurt R. Stevenson, Interim President

Dated: October 26, 2006

EXHIBIT INDEX

Exhibit Number
2.1	First Amendment to Agreement and Plan of Merger among UnionBancorp, Inc. and Centrue Financial Corporation dated October 25, 2006.